UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

newcleo plc
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	N/A
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 South Audley Street
London, W1K 2QH
United Kingdom
(Address of Principal Executive Offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value $0.02288 per share	The Nasdaq Stock Market LLC
Warrants, each exercisable for one ordinary share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-297284

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, par value $0.02288 per share (the “Ordinary Shares”), of newcleo plc (the “Company”), and the warrants of the Company, each entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share (the “Warrants”).

The description of the Ordinary Shares and the Warrants contained in the sections entitled “Description of Company Ordinary Shares” and “Description of Company Warrants,” respectively, and of the rights of holders of Ordinary Shares contained in the section entitled “Comparison of Rights of Company Shareholders and SPAC Shareholders” in the proxy statement/prospectus included in the Company’s Registration Statement on Form F-4 (File No. 333-297284), as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

newcleo plc

	By:	/s/ Stefano Buono
Stefano Buono
Chief Executive Officer

Dated: September 21, 2026